AMENDMENT NO. 1 AND REAFFIRMATION

This Amendment No. 1 and Reaffirmation (this “Amendment”) is made as of June 7, 2012 by and among EMERALD WB LLC, EMERALD GRB LLC, EMERALD OIL INC., and HARTZ ENERGY CAPITAL, LLC. Reference is made to that certain Credit Agreement dated as of February 21, 2012 among the aforementioned parties (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement. The parties hereto hereby agree as follows:

Section 1.          Amendments to Credit Agreement

(a)          Defined Terms. Section 1.1 of the Credit Agreement is hereby amended such that (i) the definitions set forth below which are also set forth in the Credit Agreement are hereby amended and restated in their entirety as set forth below, and (ii) the definitions set forth below which are not set forth in the Credit Agreement are hereby inserted in the Credit Agreement in proper alphabetical order.

“Commitment” means $20,000,000.

“Credit Documents” means this Agreement, the Guaranty, the Security Agreements, the Mortgages, Override Assignments, the GRB Override Assignment, the Well Option Agreement, the Share Issuance Agreement, the Assignments in Lieu, the Escrow Agreement and any other documents hereafter delivered to Lender by any Obligor evidencing, guarantying or securing the Loan or the Collateral.

“Final Maturity Date” means (a) November 21, 2012, or (b) such earlier date on which the Loan shall become due and payable in accordance with the terms of this Agreement, whether by acceleration or otherwise.

“First Amendment Date” means June 7, 2012.

“GRB Assets” means all assets of Emerald GRB, including oil and gas interests owned, or hereafter acquired while any Obligations remain outstanding, in the Green River Basin within the States of Colorado and Wyoming, including, without limitation, such oil and gas interests as are more fully described in the Colorado Mortgage and the Wyoming Mortgage, in each case, as modified, amended or supplemented from time to time.

“GRB Net ORRI Acres” means the number of acres equal to the product of the ORRI assigned to Lender pursuant to Section 2.3(a)(ii) multiplied by the Net Mineral Acres of the GRB Assets.

“GRB Override Assignment” means, collectively, any and all the assignments, in form and substance satisfactory to Lender, necessary or desirable, in Lender’s sole discretion, to convey from Emerald GRB to Lender the ORRI set forth in Section 2.3(a)(ii).

“Loan” means each loan made to Borrower pursuant to Section 2.1.

“Net ORRI Acres” means the number of acres equal to the product of the ORRI assigned to Lender pursuant to Section 2.3(a)(i) multiplied by the Net Mineral Acres of the Properties; as such terms are defined in the Purchase Agreement.

“ORRI” means an overriding royalty interest, proportionately reduced to the interest of Borrower in the Properties or Emerald GRB in the GRB Assets, as the case may be, in and to all of all of the oil, gas and other liquid hydrocarbons produced and saved from the Properties or the GRB Assets, as the case may be, free of any and all expenses of development, production, transportation, marketing and any other related or similar expenses.

“Participation Agreement” means that certain Participation Agreement dated August 19, 2011 between Entek GRB, LLC and Emerald GRB LLC.

“Share Issuance Agreement” means the Share Issuance Agreement, dated the First Amendment Date, executed by Emerald Oil and Gas NL and Lender and such other parties as may be necessary or desirable and otherwise in form and substance satisfactory to Lender.

“Share Issuance Date” means the date on which Emerald Oil and Gas NL issues the Target Amount of Shares (as defined in the Share Issuance Agreement) to Hartz, pursuant to the Share Issuance Agreement.

“Well Option Agreement” means a Well Proposal Option Agreement, dated the First Amendment Date, executed by Emerald WB LLC and Lender, in form and substance satisfactory to Lender, with respect to certain assets covered by the North Dakota Mortgage.

(b)          Amendments to Section 2.1. Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.1.          Loan. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender hereby agrees to make loans to Borrower (a) on the Closing Date in a principal amount equal to $15,000,000 and (b) on any Business Day on or after the First Amendment Date in an aggregate amount up to $5,000,000; provided, that after the First Amendment Date and prior to the Share Issuance Date, Lender shall not be obligated to make loans to Borrower in a principal amount in excess of $1,000,000. On or after the First Amendment Date, Loans will be made on not less than three Business Days’ prior written notice from Borrower and in amounts of not less than $250,000 and increments of $25,000 in excess thereof. Once repaid, no portion of the Loan may be reborrowed.”

(c)          Amendments to Section 2.3.

(i)          Section 2.3(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.3.          Interest.

(a) Interest Rate. Except for Default Interest (as defined below) or as otherwise set forth in this Agreement, there will be no cash interest on the Loan. In lieu of cash interest, Lender shall receive (i) an ORRI in the Properties equal to 2.15% of 8/8ths, which, in accordance with the last sentence of this Section 2.3(a), shall be in no event less than 215 Net ORRI Acres, to be delivered in accordance with the Override Assignments and (ii) an ORRI on the GRB Assets equal to 0.90% of 8/8ths, which, in accordance with the last sentence of this Section 2.3(a), shall be in no event less than 382.5 GRB Net ORRI Acres, to be delivered in accordance with the GRB Override Assignments. In the event that after the Obligations are repaid in full, the Net ORRI Acres or GRB Net ORRI Acres are less than as set forth in the prior sentence, Borrower or Emerald GRB shall, at the request of the Lender, assign an additional percentage of ORRI such that the Lender shall receive Net ORRI Acres and GRB Net ORRI Acres of no less than as set forth in the prior sentence; the obligations of the Borrower and Emerald GRB hereunder will survive repayment in full of the Obligations and the termination of this Agreement for a period of five (5) years.

(ii)         Section 2.3(b) of the Credit Agreement is hereby amended by deleting “12%” in the third line thereof and inserting “15%” in lieu thereof.

(d)          Amendments to Section 2.9. Section 2.9 of the Credit Agreement is hereby amended by deleting “3%” in the seventh line thereof and inserting “3.5%” in lieu thereof.

(e)          Amendments to Section 4.2. Section 4.2 of the Credit Agreement is hereby amended by deleting “Closing Date” in the first line thereof and inserting “date of each Loan”.

(f)          Additional Section 4.3. A new Section 4.3 of the Credit Agreement is hereby added as follows:

“Section 4.3.          Additional Conditions to Loans after First Amendment Date. On the date of each Loan made on or after the First Amendment Date, Borrower shall provide Lender evidence satisfactory to the Lender in the form of authorizations for expenses or invoices from Entek that the proceeds of such Loan shall be used for the purposes set forth in Section 5.6(c).”

(g)          Amendments to Sections 5.1(b) and 5.1(c). Sections 5.1(b) and 5.1(c) of the Credit Agreement are hereby amended by: (a) inserting the phrase “and the GRB Assets” after each occurrence of the word “Properties” therein and (b) deleting the word “and” at the end of Section 5.1(b) and inserting the word “and” at the end of Section 5.1(c).

(h)          Additional Section 5.1(d). A new Section 5.1(d) of the Credit Agreement is hereby added as follows:

“(d) a certificate to be delivered no later than the fifth (5th) calendar day of each month, executed by an authorized representative of Emerald GRB certifying that, as of such date, all Entek Project Requests (as defined in Section 5.6 hereof) for which Emerald GRB has not exercised a non-consent right under the Participation Agreement have been timely paid or are not yet due and payable.”

(i)          Amendments to Section 5.6. Section 5.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 5.6           Use of Proceeds. The proceeds of the Loan shall be used by Borrower as follows (a) not less than $11,850,000 of the initial Loan proceeds shall be used to purchase the Properties pursuant to the Purchase Agreement, (b) the balance shall be used solely for expenses directly related to Mortgagors’ assets and expenses incurred under the Participation Agreement (which expenses, for the avoidance of doubt, shall not include general administrative or overhead expenses), and (c) to pay authorizations for expenses (“AFEs”) or invoices for acreage acquisition costs pursuant to the AMI (as defined in the Participation Agreement) and development costs, including the monthly Entek invoices under the Participation Agreement for the development of the GRB Assets (such AFEs and invoices are, collectively, the “Entek Project Requests”). Promptly after each Loan made on or after the First Amendment Date, Borrower shall provide Lender evidence of payment to the Operator or Entek for AFEs or invoices provided in accordance with Section 4.3. No part of the proceeds of any Loan will be used directly or indirectly for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U, or X of the Federal Reserve Board.”

(j)          Amendments to Section 5.8(a). Section 5.8(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 5.8           Fundamental Changes. (a) No Obligor shall merge or consolidate with any other Person, or permit any other Person to merge or consolidate with it, other than (i) another Obligor, or (ii) Voyager Oil & Gas, Inc. (“VOG”) or an affiliate of VOG, provided, that, in the case of VOG or any affiliate of VOG, such merger or consolidation is publicly announced prior to July 16, 2012, as such date may be extended under the Share Issuance Agreement.”

(k)          Additional Section 5.17. A new Section 5.17 of the Credit Agreement is hereby added as follows:

“Section 5.17         Entek Project Requests Covenant. Each of Borrower and the Obligors hereby agrees that it shall (A) consent to, or cause Emerald GRB to consent to, any and all commercially reasonable Entek Project Requests that either are (i) included in the Activity Plan and Budget for the applicable Operating Year (as such terms are defined in the Participation Agreement) or (ii) proposed by Entek as a replacement for any project included in the Activity Plan and Budget for the applicable Operating Year, and (B) pay, or cause Emerald GRB to pay, any and all obligations arising with respect to such Entek Project Requests on a timely basis. In the event any Obligor considers an Entek Project Request to be not commercially reasonable or otherwise desires not to consent thereto, such Obligor shall consult with Lender regarding such Entek Project Request, and Lender shall determine in good faith and taking into account the Lender’s own interests, whether to waive the foregoing covenant.”

(l)          Additional Section 5.18. A new Section 5.18 of the Credit Agreement is hereby added as follows:

“Section 5.18 Additional Acquired Acreage. Upon the consummation of each new acquisition of GRB Assets by an Obligor, such Obligor shall promptly provide amendments to each applicable Mortgage adding and pledging such newly acquired GRB Assets to and under the applicable Mortgage as security for the benefit of Lender and, in each case, such amendments shall be in form and substance satisfactory to Lender.”

(m)          Amendment to Section 6.1(d). Section 6.1(d) of the Credit Agreement is hereby amended by deleting the reference to “5.16” contained therein and replacing it with “5.18”.

(n)          Additional Section 6.1(m). A new Section 6.1(m) of the Credit Agreement is hereby added as follows:

“(n)          any default or breach by Emerald Oil and Gas NL under the Share Issuance Agreement.”

(o)          Amendments to Section 7.5.  The last sentence of Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The provisions of Sections 2.3(a), 2.9, 7.3 and 7.16 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations or the termination of this Agreement or any provision hereof.”

(p)          Amendment to Schedule I.   Schedule I to the Credit Agreement is hereby amended and restated in its entirety and replaced with Schedule I attached hereto.

Section 2.          Reaffirmation

(a)          General. Each Obligor hereby ratifies, confirms and reaffirms in all respects all of its Obligations to the Lender as evidenced by the Credit Documents and all of its Obligations to the Lender arising under any other instrument or agreement creating, evidencing, or securing any of its obligations to the Lender.

(b)          Reaffirmation of the Security Documents. Without limiting any obligations of any Obligor under the Security Agreements or any other Credit Documents, Borrower hereby reaffirms its grant of a security interest in the Collateral under the Security Agreements to secure all Obligations (as defined in the Security Agreements after giving effect to the amendments herein). Without limiting any obligations of any Obligor under the Mortgages or any other Credit Documents, each Obligor hereby reaffirms its Obligations under the Mortgages as amended modified.

(c)          Representations and Warranties. Each Obligor hereby represents and warrants to the Lender that, after giving effect to this Amendment, (i) the representations and warranties set forth in the Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) no Default or Event of Default has occurred and is continuing. Each Obligor hereby further represents and warrants to Lender that, as of the First Amendment Date, the net mineral acres of the GRB Assets, including any and all new acquisitions that have been identified in an Entek Project Request received by Obligors, equals at least 42,500 net mineral acres.

Section 3.          Conditions

This Amendment shall become effective as of the First Amendment Date when and only when, each of the following conditions precedent shall have been satisfied or waived by the Lender:

(a)          Certain Documents.     The Lender shall have received the following documents, each in form and substance satisfactory to the Lender, which satisfaction shall be evidenced by execution and delivery by the Lender of this Amendment, and dated the First Amendment Date (when applicable):

(i)          a counterpart of this Amendment executed by each Obligor;

(ii)         a First Amendment to each of the Mortgages executed by the respective Obligor;

(iii)        the GRB Override Assignment executed by Emerald GRB;

(iv)        the Well Option Agreement executed by Emerald WB LLC;

(v)         payment of the fees and expenses referred to in Section 3(c); and

(vi)        the Share Issuance Agreement executed by Emerald Oil and Gas NL.

(b)          Additional Documents. The Lender shall have received such documents, certificates and legal opinions regarding each Obligor as to the execution and delivery of the Credit Documents, as requested by the Lender and all in form and substance satisfactory to the Lender and its counsel.

(c)          Fees and Expenses Paid. The Borrower shall have paid all Obligations due, after giving effect to this Amendment, on or before the later of the date hereof and the First Amendment Date including, without limitation, all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Credit Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and all other Credit Documents) and all other costs, expenses and fees due under any Credit Document; provided, that in connection with the transactions on the First Amendment Date, the Borrower shall pay $40,000 towards such costs and expenses (which the Lender may deduct from the proceeds of the Loans made on or after the First Amendment Date).

Section 4.          Miscellaneous

(a)          Incorporation and Effect. The terms and provisions of this Amendment are incorporated in and made a part of the Credit Agreement in all respects. In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement, the terms of this Amendment shall control to the extent of such conflict.

(b)          No Waiver. Except as otherwise provided herein, this Amendment shall not (a) constitute a modification, acceptance or waiver with respect to any other term, provision or condition of the Credit Agreement or any other Credit Document or (b) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Credit Document. All other obligations of the Obligors and rights of the Lender under any Credit Document shall remain in full force and effect.

(c)          Credit Document. This Amendment is a Credit Document.

(d)          Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Obligor may assign or otherwise transfer any of its rights or Obligations hereunder and any attempted assignment or transfer by any Obligor shall be null and void.

(e)          Governing Law. This Amendment and any claim, controversy or dispute related to or in connection with this Amendment, any Credit Document or any of the transactions contemplated hereby or thereby, the relationship of the parties hereto and the interpretation and enforcement of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

(f)          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment or of any other Credit Document by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment or of such other Credit Document.

Remainder of page intentionally left blank.

Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the First Amendment Date.

EMERALD WB LLC,
as Borrower

By:	Emerald Oil Inc.,
its sole member

By:	/s/ McAndrew Rudisill
McAndrew Rudisill
President

HARTZ ENERGY CAPITAL, LLC,
as Lender

By:	Hartz Capital, Inc., its Manager

By:	/s/ Jonathan B. Schindel
Jonathan B. Schindel
Secretary & General Counsel

[signature page to amendment no.1 and reaffirmation]

Guarantors:

EMERALD GRB LLC,
as Guarantor

By:	Emerald Oil Inc.,
its sole member

By:	/s/ McAndrew Rudisill
Name: McAndrew Rudisill
Title: President

EMERALD OIL INC.,
as Guarantor

By:	/s/ McAndrew Rudisill
Name: McAndrew Rudisill
Title: President

[signature page to amendment no.1 and reaffirmation]